Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of MegaWest Energy Corp. (the “Company”) on Form 20-F for the period ending April 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George T Stapleton, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 15, 2010

/s/ George T Stapleton* George T Stapleton Chairman of the Board of Directors and Chief Executive Officer

* The originally executed copy of this Certification will be maintained at the Company’s offices and will be made available for inspection upon request.